Exhibit 10.4

FORM OF STOCK OPTION GRANT AGREEMENT

PURSUANT TO THE ERA GROUP INC.

2011 SHARE INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT (the “Agreement”) dated as of             , 2012 (the “Date of Grant”) between Era Group Inc., a Delaware corporation (the “Company”), and             (the “Grantee”),

RECITALS :

WHEREAS, the Company has adopted the Era Group Inc. 2011 Share Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant an option to purchase shares of the Company’s common stock, par value $0.01 (the “Common Stock”), to the Grantee pursuant to the Plan and on the terms and subject to the conditions hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.            Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee the right and option (the “Option”) to purchase all or any part of an aggregate of [•] shares of Common Stock, which shall vest in accordance with Paragraph 4 hereof. The Option is intended to be a Nonqualified Stock Option.

2.            Exercise Price. The per share exercise price of the shares subject to the Option shall be $[•], which is equal to the Fair Market Value on the Date of Grant.

3.            Option Term. The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”). The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.

4. Vesting	and Exercise Period.

a.            Vesting. Subject to the terms and conditions set forth herein and in the Plan, the Option shall vest and become exercisable in equal installments on each of the first five (5) anniversaries of the Date of Grant.

b.            Termination of Employment without Cause. Subject to Paragraph 4(e)(iv), in the event Grantee is terminated by the Company without Cause (as defined below), each Option that had been granted but was unexercised as of the date of termination shall vest and become immediately exercisable.

c.            Acceleration on a Change in Control. The Option shall vest and be exercisable immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee if, prior to a Forfeiture (as defined below) by the Grantee, there occurs a Change in Control of the Company.

d.            Forfeiture. Except as provided in Paragraph 4(a)-(c) above, any unvested portion of the Option shall terminate and be of no further force or effect from and after the date of the termination of the Grantee’s employment with the Company.

e.            Period of Exercise. Subject to the terms and conditions set forth herein and in the Plan, the Grantee may exercise all or any part of the vested Option at any time prior to the earliest to occur of:

(i) the expiration of the Option Term; or

(ii) in the event of the Grantee’s death, one (1) year from the date of death;

(iii) in the event of the Grantee’s formal retirement from employment with the Company under acceptable circumstances as determined by the Committee in its sole discretion (which determination may be conditioned upon, among other things, the Grantee entering into a non-competition agreement with the Company), until the earliest to occur of (A) one (1) year from the date of such retirement and (B) the expiration of the Option Term;

(iv) in the event of termination of Grantee’s employment without Cause (as defined below), until the earliest to occur of (A) ninety (90) days after the effective date of such termination and (B) the expiration of the Option Term;

Except as provided in Paragraph 4(e)(i)-(iv) above, the Grantee may not exercise all or any part of the vested Option after termination of the Grantee’s employment with the Company.

For purposes hereof, “Cause” means (i) fraud, embezzlement or gross insubordination on the part of the Grantee or breach by the Grantee of his or her obligations under any Company policy or procedure; (ii) conviction of or the entry of a plea of nolo contendere by the Grantee for any felony; (iii) a material breach of, or the willful failure or refusal by the Grantee to perform and discharge, his or her duties, responsibilities or obligations, as an employee; or (iv) any act of moral turpitude or willful misconduct by the Grantee which (A) is intended to result in substantial personal enrichment of the Grantee at the expense of the Company or any of its subsidiaries or affiliates or (B) has a material adverse impact on the business or reputation of the Company, or any of its subsidiaries or affiliates.

5.            Method of Exercise. The vested portion of the Option may be exercised in accordance with Section 6(b) of the Plan.

6.            Specific Restrictions Upon Option Shares. The Grantee hereby agrees with the Company as follows:

a.            the Grantee shall acquire shares of Common Stock hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the United States Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state or national securities or “blue sky” laws; and further

b.            if any shares of Common Stock that are shares subject to the Option shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the United States Securities Exchange Act of 1934, as amended) of any shares acquired hereunder shall be made by the Grantee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act; and further

c.            the Grantee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the shares of Common Stock acquired hereunder such legends referring to the foregoing restrictions and any other applicable restrictions, as it may deem appropriate.

7.            Transferability. The Grantee shall not transfer or assign the Option except as permitted in accordance with Section 17 of the Plan.

8.            Adjustment. The Option may be adjusted by the Committee in accordance with Section 12(a) of the Plan.

9.            Withholding. All payments or distributions with respect to the Option made hereunder or of shares of Common Stock covered by the Option shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements. The Company may require the Grantee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such shares of Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Grantee as the Company shall determine. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Grantee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with the Option or shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statutes or regulations.

10.            Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he may designate in writing to the Company, and if to the Company, at 2200 Eller Drive P.O. Box 13038, Fort Lauderdale, Florida 33316, Attention: General Counsel or such other address as the Company may designate in writing to the Grantee.

11.            Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, discussions and understandings (whether oral or written and whether express or implied) with respect to such subject matter.

12.            Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

13.            Tenure. The Grantee’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

14.            Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his/her executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

15.            Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, applicable to agreements made and performed in that state.

16.            Amendment and Termination. The Committee may amend or alter this Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

17.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first above written.

Era Group Inc.

By:
Title:

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement as of the date and year first above written.

Name:

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